UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 30, 2005
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Countrywide Financial Corporation (the “Company”) implemented the Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan (“Deferred Compensation Plan”) for eligible employees on December 30, 2005, effective as of February 1, 2006.
     The Deferred Compensation Plan allows eligible employees earning at least $95,000 to elect to contribute up to 20% of eligible earnings into the Deferred Compensation Plan on a pre-tax basis beginning February 1, 2006. For 2006, the maximum contribution will be $44,000. Eligible employees participating in the Deferred Compensation Plan may choose from among various investment fund options. Distributions of contributed funds will be paid to the participating employee upon the earlier of (i) separation of the participating employee from service with the Company; (ii) the participating employee’s death or total disability; or (iii) a date specified by the participating employee.
     The foregoing description of the Deferred Compensation Plan is qualified in its entirety by reference to the Deferred Compensation Plan, a copy of which is attached as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION

Dated: January 6, 2006	/s/ Marshall M. Gates

	Name:	Marshall M. Gates
	Title:	Senior Managing Director, Chief Administrative Officer

EXHIBIT INDEX

Exhibit
No.
10.1	Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan

4